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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
       Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-12

                            EL PASO CORPORATION
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              (Name of Registrant as Specified in its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[elpaso LOGO]

                                                                 May 12, 2003

Dear Fellow El Paso Shareholder:

    As you know, our Annual Meeting will be held on June 17, 2003. This meeting is of vital importance to shareholders in light of the attempt by Selim Zilkha and Oscar Wyatt to replace your Board of Directors with their slate of nine designees, including Mr. Zilkha. WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE. YOUR VOTE IS CRITICAL, NO MATTER HOW MANY SHARES YOU OWN.

EL PASO'S PROGRESS WITH ITS 2003
OPERATIONAL AND FINANCIAL PLAN

    Since February 2003, your Board of Directors and management have been executing El Paso's 2003 operational and financial plan. We have taken actions to address El Paso's liquidity needs and to meet required debt maturities for 2003 and 2004. We have also completed or have executed binding contracts for $2.4 billion of the $3.4 billion of non-core asset sales we have planned for 2003.

    Our progress in implementing each of the five elements of our plan, as well as the actions that remain to be taken to complete the objectives of our plan, is discussed in more detail in our Proxy Statement. Although more work remains to be done, we are confident that the company is moving in the right direction.

OUR STRATEGIC VISION FOR THE FUTURE

    Your Board of Directors and management recognize that our 2003 plan is just one step towards reshaping El Paso. As we continue with our 2003 plan, we are focused on actions that will position El Paso soundly for the future.

    o WE HAVE ANNOUNCED OUR CLEAN SLATE INITIATIVE, TARGETING AN ADDITIONAL $250 MILLION OF PRE-TAX ANNUAL COST SAVINGS AND BUSINESS EFFICIENCIES BY THE END OF 2004, beyond the target of $150 million of pre-tax savings and business efficiencies we previously announced for 2003.

    o We have formed a Board-level Long Range Planning Committee, which is focused on ensuring that El Paso maximizes all opportunities inherent in our businesses. Among the actions being pursued by the Committee are:

            - reducing our indebtedness to an appropriate level for our current businesses

            - achieving the financial flexibility necessary to fully pursue the solid growth opportunities that we believe exist for our natural gas businesses

            - targeting additional non-core assets for sale. Among the assets which El Paso is reviewing for possible sale are our Aruba refinery, telecommunications assets, and additional power assets

            - reviewing opportunities to monetize certain non-strategic assets of our core businesses

            - further reducing capital expenditures and generating free cash flow while not impairing the long-term earnings power of our core businesses.

                              CORPORATE GOVERNANCE

    We have taken a series of actions that further strengthen El Paso's corporate governance.

    o Providing continuity and measured change in the composition of our Board of Directors with the addition of four directors with outstanding energy industry backgrounds and with three directors not standing for re-election.

    o Reconstitution of the compensation committee, including three new directors, all of whom have compensation committee experience, and changing the composition of other Board committees.

    o Adoption of corporate governance policies that we believe place El Paso in the vanguard of corporate governance best practices.

Additional details about El Paso's corporate governance policies are provided in our Proxy Statement.

                         THE ZILKHA/WYATT PROXY CONTEST

    Messrs. Zilkha and Wyatt are proposing to replace all of El Paso's directors with their slate of nine designees, including Mr. Zilkha. We believe that the Zilkha/Wyatt program offers no clear benefits to our shareholders, entails major risks and has many obvious detriments. Among other things:

    o Zilkha and Wyatt have neither offered a detailed business plan upon which to elect their nominees, nor provided specific objections to our detailed operational and financial plan. In fact, Zilkha/Wyatt have offered only a series of general statements about their plan for El Paso, which the Houston Chronicle has described as 'strikingly similar' to El Paso's plan.

    o Zilkha served as a director of El Paso from October 1999 until January 2001 and as an advisory director of El Paso from January 2001 until June 2002. As described in our Proxy Statement, ZILKHA VOTED TO APPROVE ALL DECISIONS MADE BY OUR BOARD WHEN HE WAS A DIRECTOR OF EL PASO AND DID NOT DISSENT FROM A SINGLE DECISION MADE BY OUR BOARD WHEN HE WAS AN ADVISORY DIRECTOR.

    o Zilkha and Wyatt have proposed a slate of nine designees of whom eight are currently retired or self-employed with five having been retired or self-employed for more than four years; four have no public company board experience; three are seventy-one years old or older; and two have experience as public company directors only with TransTexas Gas Corporation, a corporation which filed for bankruptcy during their board tenure.

    o WE BELIEVE THERE ARE SIGNIFICANT CONFLICTS OF INTEREST BETWEEN EL PASO AND MR. WYATT, WHICH ARE DISCUSSED IN DETAIL IN OUR PROXY STATEMENT.

    We believe that the election of the Zilkha/Wyatt nominees is not in the best interests of El Paso shareholders. WE RECOMMEND THAT EL PASO SHAREHOLDERS VOTE 'FOR' EL PASO'S SLATE OF 12 HIGHLY QUALIFIED DIRECTORS, WHO ARE COMMITTED TO RESTORING THE VALUE INHERENT IN THE COMPANY'S STRONG ASSET BASE, AND AGAINST THE ZILKHA/WYATT PROPOSALS. The many reasons for our recommendation are described in detail in our Proxy Statement and we urge you to read it carefully.

YOUR VOTE IS IMPORTANT

    YOUR VOTE IS IMPORTANT IN DETERMINING THE FUTURE DIRECTION OF EL PASO. YOUR VOTE WILL DETERMINE WHETHER EL PASO CONTINUES ON THE COURSE BEING CHARTED BY THE CURRENT BOARD OF DIRECTORS AND MANAGEMENT TO RESTORE EL PASO TO ITS LEADERSHIP POSITION IN THE ENERGY INDUSTRY AND DELIVER THE EARNINGS AND CASH FLOW PERFORMANCE THAT ARE INHERENT IN OUR CORE BUSINESSES -- OR PURSUES A PLAN FORMULATED BY A NEW BOARD MADE UP OF INDIVIDUALS WHO HAVE LIMITED KNOWLEDGE OF EL PASO AND THE MAJORITY OF WHOM HAVE LIMITED OR NO PUBLIC COMPANY BOARD EXPERIENCE.

                  WE URGE YOU TO REJECT THE ZILKHA/WYATT SLATE

    El Paso's Board of Directors strongly recommends that you reject the Zilkha/Wyatt attempt to take over the board by replacing all of our directors with their slate of nine designees. We urge you to read the enclosed Proxy Statement and to return the enclosed WHITE proxy card to support your Board of Directors and management by voting 'FOR' the election of our 12 directors. Your vote is critical, no matter how many shares you own.

    IF YOU HAVE QUESTIONS ABOUT VOTING YOUR PROXY OR NEED ADDITIONAL INFORMATION ABOUT EL PASO OR THE STOCKHOLDERS MEETING, PLEASE CONTACT MACKENZIE PARTNERS, INC. AT (800) 322-2885 OR VISIT EL PASO'S WEBSITE AT WWW.ELPASO.COM.

    On behalf of the entire El Paso Board, I thank you for your continued support and promise that we will continue to work hard on behalf of all our shareholders.

                                          Sincerely,
                                          RONALD L. KUEHN, JR.
                                          RONALD L. KUEHN, JR.
                                          Chairman and Chief Executive Officer

ADDITIONAL IMPORTANT INFORMATION

     This letter includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to attract and retain qualified members of the Board of Directors; the successful recruitment and retention of a qualified CEO; the successful implementation of the 2003 operational and financial plan; the successful implementation of the settlement related to the Western Energy Crisis; material and adverse impacts from our proxy contest with Selim Zilkha/Oscar Wyatt; actions by the credit rating agencies; the successful close of financing transactions; our ability to successfully exit the energy trading business; our ability to divest of certain non-core assets; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

    On May 12, 2003, El Paso Corporation began the process of mailing its definitive proxy statement, together with a WHITE proxy card. Shareholders are strongly advised to read El Paso's proxy statement as it contains important information.

    Shareholders may obtain an additional copy of El Paso's definitive proxy statement and any other documents filed by El Paso with the Securities and Exchange Commission for free at the Internet Web site maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the definitive proxy statement are available for free at El Paso's Internet Web site at www.elpaso.com or by writing to El Paso Corporation, Investor Relations, P.O. Box 2511, Houston, TX 77252. In addition, copies of El Paso's proxy materials may be requested by contacting El Paso's proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 Toll-Free or by email at proxy@mackenziepartners.com.

    To the extent that individual customers, independent industry researchers, financial analysts, or El Paso commissioned research are quoted in this document, it is El Paso's policy to use reasonable efforts to verify the source and accuracy of the quote. El Paso has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.

    Information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso's shareholders is contained in El Paso's definitive proxy statement.

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   If you have any questions about the proxy solicitation or need additional information about the El Paso stockholders' meeting, please contact

                 MacKenzie Partners, Inc. as set forth below:

                    [LOGO MACKENZIE PARTNERS, INC.]
                           105 Madison Avenue
                        New York, New York 10016

                      (212) 929-5500 (Call Collect)
                                   or

                      CALL TOLL-FREE (800) 322-2885
                   E-mail: proxy@mackenziepartners.com
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